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                                                           Exhibit  23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in (i) Registration Statement No. 33-34196 of Nord Resources Corporation on Form S-8, (ii) Post-Effective Amendment No. 1 to Registration Statement No. 33-25569 of Nord Resources Corporation on Form S-8/S-3, and (iii) Registration Statement No. 33-54600 of Nord Resources Corporation on Form S-8 of our report on the consolidated financial statements of Nord Resources Corporation and Subsidiaries dated March 25, 1996 (which disclaims an opinion on the Company's consolidated financial statements for 1995 and 1994 because of an uncertainty relating to the ability of the Company to continue as a going concern and the inability of other auditors to express an opinion on the financial statements of the Rutile Segment, and includes an explanatory paragraph as to the Company changing its method of accounting for its investment in the Rutile Segment to the cost basis of accounting at December 31, 1994) appearing in the Annual Report on Form 10-K of Nord Resources Corporation for the year ended
December 31, 1995.


Deloitte & Touche, LLP

Dayton, Ohio
March 25, 1996